Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan, as Amended, of Adept Technology, Inc. of our report dated August 4, 2004, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP



San Francisco, California
January 17, 2005


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